April 2, 2014 09:00 ET

Air Industries Group announces Acquisition of Woodbine Products of Deer Park Long Island and Agreements in Principle for Two Additional Acquisitions.

BAY SHORE, NY--(Marketwired – Apr 2, 2014) - Air Industries Group (NYSE MKT: AIRI) (Air Industries or the Company) announced today that it acquired 100% of the stock and the business of Woodbine Products, Inc. of Deer Park, Long Island, New York, (Woodbine).

Woodbine is a long established Long Island based manufacturer of aerospace components whose customers include major aircraft component suppliers. Woodbine specializes in welded and brazed chassis structures housing electronics in aircraft. Woodbine’s products and customers are very complementary to those of Decimal Industries which Air Industries acquired in July 2013. Woodbine will become part of Air Industries’ subsidiary, Welding Metallurgy, Inc. (WMI).

The two principals of Woodbine will assist Air Industries in the transition and its factory in Deer Park has been leased until December 2014 at which time operations will be transferred to WMI’s facility in Hauppauge NY.

Separately, Air Industries announced that it has reached agreements in principle to acquire two other companies. One acquisition candidate is a fabricator of sheet metal components using drop hammer and hydro-forming machinery located in the Southwestern United States. This company is currently a supplier of components to WMI. Its other customers include major aerospace companies, some of which already do business with members of Air Industries. The other acquisition target, located in New England, is a logistics company which aggregates products and assembles kits of equipment for the US Military and Government.

Mr. Peter Rettaliata, Chief Executive Officer of Air Industries, commented: “The acquisition of Woodbine Products with its sterling reputation for quality and performance further enhances our subsidiary, Welding Metallurgy. Woodbine’s products are similar to those of Decimal Industries and this acquisition expands our product line. There is some customer overlap, deepening our presence with these customers and some new customers with whom we can expand our business.

“This acquisition and the two others on which we have reached tentative agreements reflect our strategy of growth through acquisition; capitalizing on the increased pressure to consolidate to respond to the reality of reduced military spending.

“If we are successful in completing these two additional acquisitions and there can be no assurance that we will be successful, our projected pro forma EBITDA for 2014 should be approximately $ 10 million.”

The Company uses EBITDA as a supplemental liquidity measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies.

For additional information, please call 631.881.4913 or ir@airindustriesgroup.com

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (NYSE MKT: AIRI) is an integrated manufacturer of precision components and provider of supply chain services for the aerospace and defense industry. The Company has over 50 years of experience in the industry and has developed leading positions in several important markets that have significant barriers to entry. With embedded relationships with many leading aerospace and defense prime contractors, the Company designs and manufactures structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts and flight controls. Air Industries Group also provides sheet metal fabrication, tube bending, and welding services.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize projected EBITDA, firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the ability to consummate contemplated acquisitions, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com